Exhibit 99.1
Horizon Lines, LLC
4064 Colony Road, Suite 200
Charlotte, NC 28211
704.973.7000
www.horizonlines.com
News Release
For information contact:
Michael T. Avara
Senior Vice President & Chief Financial Officer
704.973.7000
mavara@horizonlines.com
HORIZON LINES REPORTS SECOND-QUARTER 2008 RESULTS
•	Revenue increases 11.9% to $331.0 million from year ago; Revenue per container up 9.7%

•	GAAP Diluted EPS of $0.24 vs. $0.28 in prior year; Adjusted Diluted EPS of $0.33 vs. $0.29
CHARLOTTE, NC, July 25, 2008 — Horizon Lines, Inc. (NYSE: HRZ), today reported results for the second quarter ended June 22, 2008. On a GAAP basis, net income was $7.2 million, or $0.24 per diluted share, on revenue of $331.0, compared with $9.6 million, or $0.28 per diluted share, on revenue of $295.7 million for the same period a year ago.
Adjusted net income for the second quarter was $9.9 million, or $0.33 per diluted share, compared with adjusted net income of $10.0 million, or $0.29 per diluted share, in the 2007 second quarter. Adjusted 2008 results exclude anti-trust related legal expenses and severance costs related to early retirement for specific union employees. These expenses totaled $2.7 million after tax, or $0.09 per share. Adjusted 2007 results excluded an after-tax loss of $0.4 million, or $0.01 per share, related to the extinguishment of debt.

Horizon Lines 2nd Quarter 2008	Page 2 of 16

Comparison of GAAP and Adjusted Net Income (in millions, except per share data)
	Three months ended		Six months ended
	6/22/08	6/24/07	6/22/08	6/24/07
As reported:
Total revenue	$331.0	$295.7	$636.9	$569.4
Net income	$7.2	$9.6	$9.3	$16.6
Net income per diluted share	$0.24	$0.28	$0.31	$0.49
Adjusted*:
Net income	$9.9	$10.0	$12.0	$14.4
Net income per diluted share	$0.33	$0.29	$0.39	$0.42
EBITDA	$35.8	$40.0	$63.1	$73.7

*	See attached schedules for reconciliation of second-quarter and first-half 2008 and 2007 reported results and EBITDA amounts to adjusted results.
“Our second-quarter financial performance reflects strong execution by our associates in a very challenging environment,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “Despite sharply rising fuel costs and volume softness related primarily to the ongoing recessionary business environment in Puerto Rico, we achieved a 13.8% increase in our adjusted earnings per share. We were able to effectively mitigate the impact of steep fuel cost increases in the quarter through a combination of conservation, strict vessel scheduling and fuel cost recovery measures. Additionally, we repaid $10 million in revolving debt during the quarter, further strengthening our financial position.”
Second-Quarter 2008 Financial Highlights
•	Operating Revenue — The 11.9% growth in operating revenue for the quarter, to $331.0 million from $295.7 million the prior year, was driven by a combination of revenue from acquisitions, unit revenue improvement, and increased fuel surcharges, which more than offset a 2.4% volume decline. Revenue per container improved $349, or 9.7%, from the same period a year ago. Acquisitions contributed $10.5 million to operating revenue in the 2008 second quarter.
•	Operating Income — Operating income for the second quarter of 2008 was $16.7 million, compared with $22.9 million for the second quarter of 2007. Adjusted operating income was $19.9 million for the 2008 second quarter. The decline in

Horizon Lines 2nd Quarter 2008	Page 3 of 16
operating income primarily reflects lower overall container volume, increased vessel lease costs, and legal fees related to the pricing investigation and severance costs. The decline was slightly offset by rate improvements and reduced vessel operating expense. Both the increase in vessel lease costs and the decrease in vessel operating costs were due to the deployment of five new vessels in 2007.

•	Adjusted EBITDA — Adjusted EBITDA in the 2008 second quarter was $35.8 million, compared with $40.0 million in the 2007 second quarter. Adjusted EBITDA was impacted by the same factors affecting operating income.

•	Shares Outstanding — As a result of share repurchases over the past year, the company had a weighted daily average of 30.2 million diluted shares outstanding for the second quarter of 2008, compared with 34.3 million for the second quarter of 2007.

•	Six-Month Results — For the first half of 2008, operating revenue increased $11.9% to $636.9 million from $569.4 million for the first half of 2007. EBITDA was $59.9 million compared with $73.2 million a year ago, while adjusted EBITDA, excluding the items previously mentioned, was $63.1 million versus $73.7 million. Six-month net income totaled $9.3 million, or $0.31 per diluted share, compared with $16.6 million, or $0.49 per diluted share for the same period last year. Adjusted net income was $12.0 million, or $0.39 per diluted share, compared with $14.4 million, or $0.42 per diluted share, for the first half of 2007, which excludes the after-tax loss related to the extinguishment of debt mentioned above, as well as a $2.6 million deferred tax revaluation benefit.
(Please see attached schedules for reconciliation of second-quarter and first-half 2008 and 2007 reported results and EBITDA amounts to adjusted results.)
Outlook
Mr. Raymond concluded: “Looking at the remainder of 2008, we anticipate that economic challenges will continue. While expectations for our markets remain largely unchanged, further sharp increases in fuel prices will likely pressure our financial performance. During the second quarter, the average bunker fuel price per ton jumped nearly 33%. We were able to mitigate a good portion of this increase, and we will continue to take prudent steps in the second half of 2008 to manage fuel costs, control operating expenses, and remain focused on providing the highest level of service to our customers. We continue to take the

Horizon Lines 2nd Quarter 2008	Page 4 of 16
necessary steps to emerge from this difficult period a stronger, better positioned company.”
Based on management’s expectations for continued fuel-price increases, earnings guidance for the full year 2008 has been updated as follows:

	Current Guidance	Previous Guidance
Revenue:	$1.335-$1.365 billion	$1.315-$1.350 billion
Adjusted EBITDA(1):	$135-$150 million	$145-$160 million
Adjusted diluted EPS (1):	$1.03-$1.43	$1.30-$1.69
Adjusted Free Cash Flow (1,2):	$40-$59 million	$72-$87million

(1)	Adjusted 2008 results exclude the anticipated $6.5 million in anti-trust related legal expenses and $0.8 million in severance costs related to early retirement for specific union employees, totaling $5.8 million after tax, or $0.19 per share.

(2)	In addition to the EBITDA guidance reduction, the reduced free cash flow projection includes $13.8 million in capital expenditures related to initial payments for three new cranes for Alaska that the company previously intended to lease, but was able to purchase at a lower price and more favorable economics.
(Please see attached schedules for reconciliation of full-year projections.)
Webcast & Conference Call Information
Company executives will provide additional perspective on the Company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-800-218-0204 and asking for the Horizon Lines Earnings Call. A hardcopy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.

Horizon Lines 2nd Quarter 2008	Page 5 of 16
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby enhances the user’s overall understanding of the company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC operates a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability

Horizon Lines 2nd Quarter 2008	Page 6 of 16
established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 6, 2008, and in subsequent Form 10-Qs, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 2nd Quarter 2008	Page 7 of 16
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	June 22,	December 23,
	2008	2007(1)
Assets
Current assets
Cash	$23,953	$6,276
Accounts receivable, net of allowance of $7,385 and $6,191 at June 22, 2008 and December 23, 2007, respectively	159,244	140,820
Deferred tax asset	11,638	13,792
Prepaid vessel rent	8,685	4,361
Materials and supplies	35,695	31,576
Other current assets	10,012	10,446

Total current assets	249,227	207,271
Property and equipment, net	189,735	194,679
Goodwill	334,718	334,671
Intangible assets, net	140,410	152,031
Deferred tax asset	4,242	4,060
Other long-term assets	32,070	33,729

Total assets	$950,402	$926,441

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,416	$40,225
Current portion of long-term debt	6,543	6,537
Accrued vessel rent	—	6,503
Other accrued liabilities	114,657	95,027

Total current liabilities	149,616	148,292
Long-term debt, net of current	617,196	572,469
Deferred rent	29,294	31,531
Other long-term liabilities	20,856	19,571

Total liabilities	816,962	771,863

Stockholders’ equity
Common stock, $.01 par value, 100,000 shares authorized, 33,733 shares issued and 29,933 shares outstanding as of June 22, 2008 and 50,000 shares authorized, 33,674 shares issued and 31,502 shares outstanding as of December 23, 2007	337	337
Treasury stock, 3,800 and 2,172 shares at cost as of June 22, 2008 and December 23, 2007, respectively	(78,538)	(49,208)
Additional paid in capital	166,870	163,760
Retained earnings	42,671	39,994
Accumulated other comprehensive income (loss)	2,100	(305)

Total stockholders’ equity	133,440	154,578

Total liabilities and stockholders’ equity	$950,402	$926,441

(1)	The balance sheet at December 23, 2007 has been derived from the audited financial statements of Horizon Lines, Inc.

Horizon Lines 2nd Quarter 2008	Page 8 of 16
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Quarters Ended		Six Months Ended
	June 22,	June 24,	June 22,	June 24,
	2008	2007	2008	2007
Operating revenue	$330,958	$295,701	$636,905	$569,365
Operating expense:
Cost of services (excluding depreciation expense)	268,699	234,447	521,669	452,128
Depreciation and amortization	11,550	12,583	22,875	26,050
Amortization of vessel dry-docking	4,400	4,559	8,775	8,319
Selling, general and administrative	28,873	21,510	54,004	43,403
Miscellaneous expense (income), net	752	(303)	1,297	81

Total operating expense	314,274	272,796	608,620	529,981

Operating income	16,684	22,905	28,285	39,384
Other expense:
Interest expense, net	8,147	11,663	17,156	22,876
Loss on early extinguishment of debt	—	564	—	564
Other expense, net	4	25	1	23

Income before income tax expense (benefit)	8,533	10,653	11,128	15,921
Income tax expense (benefit)	1,298	1,093	1,802	(691)

Net income	$7,235	$9,560	$9,326	$16,612

Net income per share:
Basic	$0.24	$0.28	$0.31	$0.49
Diluted	$0.24	$0.28	$0.31	$0.49

Number of shares used in calculations:
Basic	29,919	33,635	30,105	33,624
Diluted	30,163	34,312	30,514	34,253

Dividends declared per common share	$0.11	$0.11	$0.22	$0.22

Horizon Lines 2nd Quarter 2008	Page 9 of 16
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	June 22,	June 24,
	2008	2007
Cash flows from operating activities:
Net income	$9,326	$16,612
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	12,211	16,270
Amortization of other intangible assets	10,664	9,780
Amortization of vessel dry-docking	8,775	8,319
Amortization of deferred financing costs	1,347	1,586
Deferred income taxes	1,972	(1,365)
Gain on equipment disposals	(23)	(354)
Stock-based compensation	2,377	1,169
Loss on early extinguishment of debt	—	564
Accretion of interest on 11% senior discount notes	—	4,928
Changes in operating assets and liabilities:
Accounts receivable	(18,425)	(24,478)
Materials and supplies	(4,118)	(3,376)
Other current assets	435	(1,514)
Accounts payable	(11,913)	(5,804)
Accrued liabilities	22,786	(8,141)
Vessel rent	(12,670)	(33,339)
Vessel dry-docking payments	(6,544)	(9,064)
Other assets/liabilities	362	(795)

Net cash provided by (used in) operating activities	16,562	(29,002)

Cash flows from investing activities:
Purchases of property and equipment	(7,462)	(10,377)
Purchase of business	(198)	—
Proceeds from the sale of property and equipment	208	2,650

Net cash used in investing activities	(7,452)	(7,727)

Cash flows from financing activities:
Payments on long-term debt	(3,267)	(30,636)
Borrowing under revolving credit facility	73,000	—
Payments on revolving credit facility	(25,000)	—
Dividends to stockholders	(6,649)	(7,407)
Purchase of treasury stock	(29,330)	—
Payments of financing costs	(137)	(42)
Payments on capital lease obligation	(60)	(93)
Common stock issued under employee stock purchase plan	10	8
Proceeds from exercise of stock options	—	84

Net cash provided by (used in) financing activities	8,567	(38,086)

Net increase (decrease) in cash	17,677	(74,815)
Cash at beginning of period	6,276	93,949

Cash at end of period	$23,953	$19,134

Horizon Lines 2nd Quarter 2008	Page 10 of 16
Horizon Lines, Inc.
Adjusted Operating Income
($ in Millions)

	Quarter Ended		Six Months Ended
	June 22, 2008	June 24, 2007	June 22, 2008	June 24, 2007

Operating Income	$16.7	$22.9	$28.3	$39.4

Adjustments:
Anti-Trust Related Legal Expenses	2.4	—	2.4	—
Severance	0.8	—	0.8	—

Total Adjustments	3.2	—	3.2	—

Adjusted Operating Income	$19.9	$22.9	$31.5	$39.4

Horizon Lines 2nd Quarter 2008	Page 11 of 16
Horizon Lines, Inc.
Adjusted Net Income
($ in Millions)

	Quarter Ended		Six Months Ended
	June 22, 2008	June 24, 2007	June 22, 2008	June 24, 2007
Net Income	$7.2	$9.6	$9.3	$16.6

Adjustments:
Anti-Trust Related Legal Expenses	2.4	—	2.4	—
Severance	0.8	—	0.8	—
Loss on Extinguishment of Debt	—	0.5	—	0.5
Tax Impact of Adjustments	(0.5)	(0.1)	(0.5)	(0.1)
2007 Tonnage Tax Deferred Tax Revaluation Benefit	—	—	—	(2.6)

Total Adjustments	2.7	0.4	2.7	(2.2)

Adjusted Net Income	$9.9	$10.0	$12.0	$14.4

Horizon Lines 2nd Quarter 2008	Page 12 of 16
Horizon Lines, Inc.
Net Income / EBITDA / Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended		Six Months Ended
	June 22, 2008	June 24, 2007	June 22, 2008	June 24, 2007
Net Income	$7.2	$9.6	$9.3	$16.6
Interest Expense, Net	8.1	11.7	17.1	22.9
Tax Expense (Benefit)	1.3	1.1	1.8	(0.6)
Depreciation and Amortization	16.0	17.1	31.7	34.3

EBITDA	32.6	39.5	59.9	73.2

Adjustments:
Anti-Trust Related Legal Expenses	2.4	—	2.4	—
Severance	0.8	—	0.8	—
Loss on Extinguishment of Debt	—	0.5	—	0.5

Total Adjustments	3.2	0.5	3.2	0.5

Adjusted EBITDA	$35.8	$40.0	$63.1	$73.7

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines, Inc. to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.

Horizon Lines 2nd Quarter 2008	Page 13 of 16
Horizon Lines, Inc.
Operating Income to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Second Quarter 2008

	Liner	Logistics	Consolidated
Operating Income (Loss)	$17.2	$(0.5)	$16.7
Depreciation and Amortization	10.8	0.7	11.5
Amortization of Vessel Dry-docking	4.4	—	4.4

EBITDA	32.4	0.2	32.6
Anti-Trust Related Legal Expense	2.4	—	2.4
Severance	0.8	—	0.8

Adjusted EBITDA	$35.6	$0.2	$35.8

Six Months 2008

	Liner	Logistics	Consolidated
Operating Income (Loss)	$30.0	$(1.7)	$28.3
Depreciation and Amortization	21.4	1.4	22.8
Amortization of Vessel Dry-docking	8.8	—	8.8

EBITDA	60.2	(0.3)	59.9
Anti-Trust Related Legal Expense	2.4	—	2.4
Severance	0.8	—	0.8

Adjusted EBITDA	$63.4	$(0.3)	$63.1

Horizon Lines 2nd Quarter 2008	Page 14 of 16
Horizon Lines, Inc.
2008 Net Income to Adjusted EBITDA Projection Reconciliation
($ in Millions)

Year Ended
December 21, 2008
Net Income	$25.6 — $37.6

Adjustments:
Anti-Trust Related Legal Expense	6.5
Severance	0.8
Tax Impact of Adjustments	(1.5)

Total Adjustments	5.8

Adjusted Net Income	31.4 — 43.4
Interest Expense, Net	32.7
Tax Expense	7.9 — 10.9
Depreciation and Amortization	63.0

Adjusted EBITDA	$135.0 — $150.0

Horizon Lines 2nd Quarter 2008	Page 15 of 16
Horizon Lines, Inc.
2008 Operating Income to Adjusted EBITDA Projection Segment Reconciliation
($ in Millions)
2008 Segment Financial Guidance(1)

	Liner	Logistics	Consolidated
Operating Income	$75.1	$(2.9)	$72.2

Adjustments:
Anti-Trust Related Legal Expense	6.5	—	6.5
Severance	0.8	—	0.8

Total Adjustments	7.3	—	7.3

Adjusted Operating Income (Loss)	82.4	(2.9)	79.5
Depreciation and Amortization	42.9	3.3	46.2
Amortization of Vessel Dry-docking	16.8	—	16.8

Adjusted EBITDA	$142.1	$0.4	$142.5

(1)	At midpoint of Guidance

Horizon Lines 2nd Quarter 2008	Page 16 of 16
Horizon Lines, Inc.
2008 Free Cash Flow Projection
($ in Millions)

Adjusted EBITDA	$135.0 — $150.0
Stock Compensation	5.3
Annual Cash Incentive Plan	0.0 — 6.6
Working Capital	(10.0) — (12.8)
Vessel Payments in Excess of Accrual	(4.9)
TP1 Related Costs	(0.1)
Capital Expenditures	(40.4)
Net Proceeds from Sale of Fixed Assets	0.4
Dry-dock Expenditures	(14.9)
Purchase Price Adjustments	(0.2)
Income Taxes	(0.7)
Interest, Net	(29.2)

Adjusted Free Cash Flow	$40.3 — $59.1

Severance	(0.4)
Anti-Trust Related Legal Fees	(6.5)

Free Cash Flow	$33.4 — $52.2

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